UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 6, 2023
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

On January 6, 2023, The Peoples Gas Light and Coke Company (“PGL”) and North Shore Gas Company (“NSG”), utility subsidiaries of WEC Energy Group, Inc., filed requests with the Illinois Commerce Commission (“ICC”) for regulatory review to set customer rates for natural gas for 2024.

As part of its first rate case filed in nine years, PGL is not seeking an extension of the Qualified Infrastructure Plant (“QIP”) rider, which provides an automatic bill adjustment to recover prudently incurred costs under PGL’s safety modernization program. Instead, PGL will return to the regular ratemaking process to recover the costs of necessary infrastructure improvements.

The proposed customer bill impacts of the requested base rate adjustments for 2024 are:

•$194.7 million (13.0%) for PGL’s natural gas customers.

•$18.7 million (7.8%) for NSG’s natural gas customers.

Overall, the rate filings are not expected to increase the typical customer’s bill. With natural gas prices currently forecasted to decline in 2023 and 2024, customer bills are expected to stay largely flat as new rates take effect in 2024.

The primary driver of the requested rate increases is capital investments made to strengthen the safety and reliability of each utility’s natural gas distribution system. PGL is also seeking to recover costs incurred to upgrade its natural gas storage field and operations facilities and to continue improving customer service.

The utilities proposed increasing their current authorized returns on equity from 9.05% to 9.90% for PGL and from 9.67% to 9.90% for NSG. PGL and NSG also requested that the common equity component average for each of them be set at 54.0%. Currently, the common equity component for PGL and NSG is 50.33% and 51.58%, respectively.

An ICC decision is anticipated in the fourth quarter of 2023, with any rate adjustments expected to be effective January 1, 2024.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding regulatory decisions and natural gas costs. The following factors, in addition to those discussed in WEC Energy Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 and in subsequent reports filed with the Securities and Exchange Commission, could cause actual results to differ materially from those contemplated in any forward-looking statements: the possibility that the ICC’s order will differ from the terms of the proposals; the timing, resolution and impact of the rate case and other regulatory decisions; general economic conditions, including business and competitive conditions in WEC Energy Group, Inc.’s service territories; WEC Energy Group Inc.’s ability to continue to successfully integrate the operations of its subsidiaries; availability of natural gas distribution systems; unanticipated changes in natural gas costs; key personnel changes; varying, adverse or unusually severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; WEC Energy

Group Inc.’s ability to successfully acquire and/or dispose of assets and to execute on its capital plan; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in WEC Energy Group, Inc.’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or WEC Energy Group, Inc.’s and its subsidiaries' ability to use certain tax benefits and carryforwards; the impact of legislative and regulatory changes, including changes to environmental standards and greenhouse gas regulations, the enforcement of these laws and the regulations and changes in the interpretation by regulatory agencies; supply chain disruptions; inflation; political and geopolitical developments, including the impacts on the global economy, supply chain and fuel prices, generally, from the ongoing conflict between Russia and Ukraine; the impact from new developments relating to the COVID-19 pandemic or any future health pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; and changes in accounting standards. Except as may be required by law, WEC Energy Group, Inc. expressly disclaims any obligation to publicly update or revise any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: January 6, 2023	William J. Guc, Vice President and Controller
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